Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release

Wednesday, July 21, 2010

Tompkins Financial Corporation reports record quarterly earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Amex)

Tompkins Financial Corporation reported record net income of $9.0 million for the second quarter of 2010, an increase of 21.3% over the $7.4 million reported for the same period in 2009. Diluted earnings per share were $0.83 for the second quarter of 2010, a 20.3% increase over the $0.69 reported for the second quarter of 2009 (adjusted for 10% stock dividend approved on January 27, 2010; refer to footnote1).

For the six months ended June 30, 2010, net income was $17.4 million compared to $15.2 million for the same period prior year. Diluted earnings per share totaled $1.61 for the first six months of 2010, an increase of 14.2% over the $1.41 reported for the first six months of 2009.

Selected highlights for the second quarter included:

●
Second quarter 2010 diluted earnings per share up 20.3% from same period in 2009 (2010 results would reflect an increase of 7.8% if second quarter 2009 results are adjusted for special FDIC assessment accrued in June 2009);

●	Net interest income up 6.0% from the same quarter last year, representing the 13th consecutive quarter of increased net interest income;

●	Lower net charge-offs, contributed to a 40.5% decrease in provision expense from $2.4 million in the second quarter of 2009, to $1.4 million in the second quarter of 2010.

●
Second quarter Return on Equity of 13.92%. This is up from a 2009 full year Return on Equity of 13.66%, which ranked in top 11% of similar sized bank holding companies in the most recent Federal Reserve performance report2;

●
The Company increased it cash dividend to $0.34 per share in the second quarter of 2010, a 10% increase from the immediately preceding quarter (when adjusted for the 10% stock dividend paid on February 15, 2010). The increase is consistent with the 21 consecutive years of annual dividend increases paid to shareholders through year end 2009.

●
According to the most recent Federal Reserve performance report2 the Company’s ratio of Net Losses to Average Loans for the calendar year ended December 31, 2009, and for the quarter ended March 31, 2010, was better than 90% of all banks with total assets between $3 billion and $10 billion.

●	Capital levels at June 30, 2010, remain well above the regulatory minimums to be considered well capitalized, and improving trends have continued in the current quarter.

Stephen S. Romaine, President and CEO stated, “As the uncertain economic conditions continue to pose challenges for our customers and our industry, we are obviously pleased to report on record earnings both for the quarter and year-to-date periods. We are especially pleased to note continued growth in revenue during the quarter. In addition to the continued growth in net interest income, we saw improving trends in each of our key fee based business activities.”

Growth in average earning assets and deposits has contributed to the increase in net interest income in 2010. When comparing the second quarter of 2010 to the second quarter of 2009, average loans were up 3.5% and average deposits were up 7.8%. Net interest income of $28.1 million in the second quarter of 2010 was up 6.0% over the same period in 2009. Net interest margin has remained relatively stable over the last 12 months. The 3.91% margin reported for the second quarter of 2010 compares to 3.89% in the fourth quarter of 2009, and 3.93% in the second quarter of 2009. Mr. Romaine commented, “The current economic climate has resulted in slower loan demand over the last several quarters, making loan growth more challenging. We remain committed to making loans that support economic activity in the communities we serve and feel that the growth we have experienced over the last twelve months is evidence of that commitment.”

The Company’s allowance for loan and lease losses totaled $26.5 million at June 30, 2010, which represented 1.40% of total loans. Annualized net charge-offs for the first six months of 2010 represented 0.15% of average loans and leases, which is down from 0.19% for the same period in 2009. Net charge-offs for the second quarter of 2010 were $244,000, which benefited from $560,000 in recoveries of loans previously charged off.

Nonperforming assets represented 1.28% of total assets as of June 30, 2010, up from 1.12% at December 31, 2009, and up from 0.87% at June 30, 2009. Approximately, 57% of the Company’s nonperforming loans were less than 30 days past due as of June 30, 2010. Mr. Romaine added, “Although nonperforming assets increased somewhat from the previous quarter, we are encouraged that during the quarter we noted improving financial conditions for certain credits within the portfolio. Additionally, our nonperforming asset ratios and loss experience remain significantly better than national averages. We remain diligent in monitoring the credit portfolio, as we recognize that many of our customers continue to be challenged by the prolonged economic downturn.”

Despite increases in all major fee income categories, noninterest income for the second quarter of 2010 of $11.3 million reflects a decline of 1.8% from the same period in 2009. Year-to-date 2010 noninterest income was $22.7 million, which is in line with the same period in 2009. Investment services revenue, the largest category of noninterest income, was $3.6 million for the second quarter of 2010, an increase of 8.0% from the second quarter of 2009. Other significant fee income categories include insurance revenue of $3.2 million (up 2.3%); service charges on deposit accounts of $2.4 million (up 7.0%); and cards services income of $1.1 million (up 14.4%). The decline in noninterest income relates primarily to net mark-to-market losses on liabilities held at fair value, which were $490,000 for the second quarter of 2010, compared to net mark-to-market gains of $432,000 as of June 30, 2009. The market-to-market gains and losses are the result of interest rate movements that may positively or negatively impact the carrying amount of certain assets and liabilities carried at fair value.

Noninterest expenses for the second quarter 2010 were $24.5 million, relatively flat compared to the same quarter last year. Noninterest expenses for the six months ended June 30, 2010 totaled $49.0 million, an increase of 2.2% over the same period in 2009. FDIC insurance of $857,000 for the second quarter of 2010 is down from $2.2 million reported in the second quarter of 2009. The large variance is due to the FDIC special assessment expensed in the second quarter of 2009. The largest category of noninterest expense is Salary and Wages, which totaled $10.7 million in the second quarter of 2010, an increase of 6.0% from second quarter of 2009.

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

1 Share and per share data in this press release have been retroactively adjusted to reflect a 10% stock dividend paid on February 15, 2010.
2 Federal Reserve peer ratio as of March 31, 2010, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

	As of	As of
(In thousands, except share and per share data) (Unaudited)	06/30/2010	12/31/2009
ASSETS
Cash and noninterest bearing balances due from banks	$47,839	$43,686
Interest bearing balances due from banks	1,615	1,676
Federal funds sold	15,000	0
Money market funds	100	100
Cash and Cash Equivalents	64,554	45,462

Trading securities, at fair value	26,895	31,718
Available-for-sale securities, at fair value	955,090	928,770
Held-to-maturity securities, fair value of $42,567 at June 30, 2010, and $46,340 at December 31, 2009	41,235	44,825
Loans and leases, net of unearned income and deferred costs and fees	1,900,303	1,914,818
Less: Allowance for loan and lease losses	26,530	24,350
Net Loans and Leases	1,873,773	1,890,468

FHLB and FRB stock	19,330	20,041
Bank premises and equipment, net	46,818	46,650
Corporate owned life insurance	36,680	35,953
Goodwill	41,589	41,589
Other intangible assets, net	4,486	4,864
Accrued interest and other assets	51,198	62,920
Total Assets	$3,161,648	$3,153,260

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	1,198,065	1,183,145
Time	787,923	794,738
Noninterest bearing	474,235	461,981
Total Deposits	2,460,223	2,439,864

Federal funds purchased and securities sold under agreements to repurchase, including certain amounts at fair value of $5,628 at June 30, 2010, and $5,500 at December 31, 2009	175,336	192,784
Other borrowings, including certain amounts at fair value of $11,825 at June 30, 2010, and $11,335 at December 31, 2009	189,561	208,965
Trust preferred debentures	25,058	25,056
Other liabilities	42,787	41,583
Total Liabilities	$2,892,965	$2,908,252

EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued and outstanding: 10,865,911 at June 30, 2010; and 9,785,265 at December 31, 2009	1,087	978
Additional paid-in capital	195,025	155,589
Retained earnings	67,456	92,402
Accumulated other comprehensive income (loss)	5,965	(3,087)
Treasury stock, at cost – 88,784 shares at June 30, 2010, and 81,723 shares at December 31, 2009	(2,367)	(2,326)

Total Tompkins Financial Corporation Shareholders’ Equity	267,166	243,556
Noncontrolling interests	1,517	1,452
Total Equity	$268,683	$245,008
Total Liabilities and Equity	$3,161,648	$3,153,260

See accompanying notes to unaudited condensed consolidated financial statements.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
(In thousands, except per share data) (Unaudited)	06/30/2010	06/30/2009	06/30/2010	06/30/2009
INTEREST AND DIVIDEND INCOME
Loans	$26,750	$26,499	$53,369	$53,176
Due from banks	10	4	22	12
Federal funds sold	6	4	9	8
Money market funds	0	10	0	28
Trading securities	278	345	588	707
Available-for-sale securities	8,794	8,927	17,793	17,570
Held-to-maturity securities	394	483	802	986
FHLB and FRB stock	218	287	501	322
Total Interest and Dividend Income	36,450	36,559	73,084	72,809
INTEREST EXPENSE
Time certificates of deposits of $100,000 or more	1,146	1,314	2,324	2,805
Other deposits	3,502	4,827	7,329	9,960
Federal funds purchased and repurchase agreements	1,308	1,564	2,733	3,129
Trust preferred securities	436	325	803	378
Other borrowings	1,952	2,020	3,845	4,178
Total Interest Expense	8,344	10,050	17,034	20,450
Net Interest Income	28,106	26,509	56,050	52,359
Less: Provision for loan/lease losses	1,408	2,367	3,591	4,403
Net Interest Income After Provision for Loan/Lease Losses	26,698	24,142	52,459	47,956
NONINTEREST INCOME
Investment services income	3,604	3,337	7,341	6,539
Insurance commissions and fees	3,191	3,120	6,357	6,239
Service charges on deposit accounts	2,430	2,271	4,487	4,491
Card services income	1,067	933	2,041	1,723
Mark-to-market gain on trading securities	291	40	381	98
Mark-to-market (loss) gain on liabilities held at fair value	(490)	432	(618)	688
Other income	1,180	1,386	2,486	2,667
Net gain on security transactions	58	19	176	26
Total Noninterest Income	11,331	11,538	22,651	22,471
NONINTEREST EXPENSES
Salaries and wages	10,669	10,069	21,008	19,597
Pension and other employee benefits	3,442	3,360	7,354	6,746
Net occupancy expense of premises	1,725	1,774	3,606	3,788
Furniture and fixture expense	1,143	1,128	2,326	2,244
FDIC insurance	857	2,164	1,769	2,518
Amortization of intangible assets	199	235	401	484
Other operating expense	6,481	5,944	12,547	12,586
Total Noninterest Expenses	24,516	24,674	49,011	47,963
Income Before Income Tax Expense	13,513	11,006	26,099	22,464
Income Tax Expense	4,447	3,526	8,585	7,242
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	9,066	7,480	17,514	15,222
Less: Net income attributable to noncontrolling interests	33	33	65	65
Net Income Attributable to Tompkins Financial Corporation	$9,033	$7,447	$17,449	$15,157
Basic Earnings Per Share	$0.84	$0.70	$1.62	$1.42
Diluted Earnings Per Share	$0.83	$0.69	$1.61	$1.41

Per share data has been retroactively adjusted to reflect 10% stock dividend paid on February 15, 2010

See accompanying notes to unaudited condensed consolidated financial statements.

Average Consolidated Balance Sheet and Net Interest Analysis

	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	June 30, 2010			June 30, 2010			June 30, 2009
	Average			Average			Average
(Dollar amounts in thousands)	Balance (QTD)	Interest	Average Yield/Rate	Balance (YTD)	Interest	Average Yield/Rate	Balance (YTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$36,083	$10	0.11%	$36,979	$22	0.12%	$8,993	$12	0.27%
Money market funds	100	0	0.00%	100	0	0.00%	16,841	28	0.34%
Securities (1)
U.S. Government securities	843,247	8,029	3.82%	835,570	16,248	3.92%	699,503	15,847	4.57%
Trading securities	29,168	278	3.82%	30,218	588	3.92%	36,725	707	3.88%
State and municipal (2)	105,222	1,536	5.86%	105,181	3,109	5.96%	115,703	3,500	6.10%
Other securities (2)	17,784	218	4.92%	18,171	442	4.91%	21,307	551	5.21%
Total securities	995,421	10,061	4.05%	989,140	20,387	4.16%	873,238	20,605	4.76%
Federal Funds Sold	13,409	6	0.18%	11,256	9	0.16%	8,727	8	0.18%
FHLB and FRB stock	19,395	218	4.51%	19,514	501	5.18%	20,464	322	3.17%
Loans, net of unearned income (3)
Real estate loans	1,337,693	19,016	5.70%	1,332,798	37,856	5.73%	1,264,018	37,583	6.00%
Commercial loans (2)	458,845	6,283	5.49%	465,834	12,545	5.43%	453,652	12,335	5.48%
Consumer loans	81,550	1,402	6.90%	82,809	2,862	6.97%	87,184	2,993	6.92%
Direct lease financing (2)	11,177	167	5.99%	11,404	342	6.05%	13,453	408	6.12%
Total loans, net of unearned income	1,889,265	26,868	5.70%	1,892,845	53,605	5.71%	1,818,307	53,319	5.91%
Total interest-earning assets	2,953,673	37,163	5.05%	2,949,834	74,523	5.09%	2,746,570	74,294	5.45%
Other assets	227,803			227,459			204,214
Total assets	3,181,476			3,177,293			2,950,784

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	1,230,496	1,605	0.52%	1,229,835	3,395	0.56%	1,108,743	4,573	0.83%
Time deposits > $100,000	342,695	1,146	1.34%	338,998	2,324	1.38%	283,789	2,805	1.99%
Time deposits < $100,000	430,810	1,784	1.66%	430,141	3,657	1.71%	420,595	4,943	2.37%
Brokered time deposits < $100,000	27,464	113	1.65%	32,326	277	1.73%	42,982	444	2.08%
Total interest-bearing deposits	2,031,465	4,648	0.92%	2,031,300	9,653	0.96%	1,856,109	12,765	1.39%
Federal funds purchased & securities sold under agreements to repurchase
Repurchase	177,309	1,308	2.96%	182,502	2,733	3.02%	186,516	3,129	3.38%
Other borrowings	190,414	1,952	4.11%	194,784	3,845	3.98%	213,780	4,178	3.94%
Trust preferred debentures	25,057	436	6.98%	25,057	803	6.46%	11,318	378	6.73%
Total interest-bearing liabilities	2,424,245	8,344	1.38%	2,433,643	17,034	1.41%	2,267,723	20,450	1.82%
Noninterest bearing deposits	456,261			448,232			418,110
Accrued expenses and other liabilities	40,773			40,498			38,394
Total liabilities	2,921,279			2,922,373			2,724,227
Tompkins Financial Corporation Shareholders’ equity	258,695			253,436			225,073
Noncontrolling interest	1,502			1,484			1,484
Total equity	260,197			254,920			226,557
Total liabilities and equity	$3,181,476			$3,177,293			$2,950,784
Interest rate spread			3.67%			3.68%			3.63%
Net interest income/margin on earning assets		28,819	3.91%		57,489	3.93%		53,844	3.95%
Tax Equivalent Adjustment		(713)			(1,439)			(1,485)
Net interest income per consolidated financial statements		$28,106			$56,050			$52,359

(1)	Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2)
Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.

(3)
Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s condensed consolidated financial statements included in Part I of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands,	Quarter-Ended					Year-Ended
except per share data)	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Dec-09

Period End Balance Sheet
Securities	$1,023,220	$1,026,301	$1,005,313	$908,765	$903,559	$1,005,313
Loans and leases, net of unearned income and deferred costs and fees	1,900,303	1,887,038	1,914,818	1,882,321	1,841,198	1,914,818
Allowance for loan and lease losses	26,530	25,366	24,350	22,800	21,319	24,350
Total assets	3,161,648	3,206,763	3,153,260	3,088,039	2,968,057	3,153,260
Total deposits	2,460,223	2,512,201	2,439,864	2,397,431	2,288,809	2,439,864
Federal funds purchased and securities sold under agreements to repurchase	175,336	181,255	192,784	192,099	189,993	192,784
Other borrowings	189,561	190,545	208,965	194,795	194,754	208,965
Trust preferred debentures	25,058	25,057	25,056	23,018	23,017	25,056
Total equity	268,683	254,444	245,008	241,647	229,308	245,008

Average Balance Sheet
Average earning assets	$2,953,673	$2,945,953	$2,920,269	$2,792,319	$2,778,425	$2,801,884
Average assets	3,181,476	3,173,064	3,132,599	2,999,961	2,982,077	3,009,007
Average interest-bearing liabilities	2,424,245	2,443,145	2,408,997	2,289,144	2,295,454	2,308,731
Average equity	260,197	249,586	245,176	233,535	230,117	233,009

Share data
Weighted average shares outstanding (basic) [1]	10,818,218	10,724,644	10,702,447	10,693,698	10,679,719	10,686,989
Weighted average shares outstanding (diluted) [1]	10,876,421	10,776,934	10,752,737	10,763,374	10,763,784	10,759,302
Period-end shares outstanding	10,830,001	10,793,573	9,752,619	9,722,834	9,720,440	9,752,619
Book value per share [1]	24.81	23.57	22.84	22.59	21.45	22.84

Income Statement
Net interest income	$28,106	$27,944	$27,897	$26,780	$26,509	$107,037
Provision for loan/lease losses	1,408	2,183	2,758	2,127	2,367	9,288
Noninterest income	11,331	11,320	12,142	11,600	11,538	46,213
Noninterest expense	24,516	24,494	24,931	23,723	24,674	96,617
Income tax expense	4,447	4,138	4,104	4,037	3,526	15,383
Net income attributable to Tompkins Financial	9,033	8,416	8,214	8,460	7,447	31,831
Noncontrolling interests	33	33	32	33	33	131
Basic earnings per share [1]	$0.84	$0.78	$0.77	$0.79	$0.70	$2.98
Diluted earnings per share [1]	$0.83	$0.78	$0.76	$0.79	$0.69	$2.96

Asset Quality
Net charge-offs	244	1,167	1,208	646	1,028	3,610
Nonaccrual loans and leases	33,645	29,521	31,289	25,837	24,662	31,289
Loans and leases 90 days past due and accruing	1,758	51	369	579	1,073	369
Troubled debt restructurings not included above	3,264	3,703	3,265	0	0	3,265
Total nonperforming loans and leases	38,667	33,275	34,923	26,416	25,735	34,923
OREO	1,638	558	299	440	68	299
Nonperforming assets	40,305	33,833	35,222	26,856	25,803	35,222

	Quarter-Ended					Year-Ended
RATIO ANALYSIS	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Dec-09
Credit Quality
Net loan and lease losses/ average loans and leases *	0.15%	0.25%	0.25%	0.14%	0.23%	0.20%
Nonperforming loans and leases/loans and leases	2.03%	1.76%	1.82%	1.40%	1.40%	1.82%
Nonperforming assets/assets	1.28%	1.06%	1.12%	0.87%	0.87%	1.12%
Allowance/nonperforming loans and leases	68.61%	76.23%	69.72%	86.31%	82.84%	69.72%
Allowance/loans and leases	1.40%	1.34%	1.27%	1.21%	1.16%	1.27%

Capital Adequacy (period-end)
Tier I capital / average assets	7.77%	7.56%	7.44%	7.44%	7.37%	7.44%
Total capital / risk-weighted assets	13.10%	12.56%	12.14%	11.89%	11.74%	12.14%

Profitability
Return on average assets *	1.14%	1.08%	1.04%	1.12%	1.00%	1.06%
Return on average equity *	13.92%	13.68%	13.29%	14.37%	12.98%	13.66%
Net interest margin (TE) *	3.91%	3.95%	3.89%	3.91%	3.93%	3.92%

* Quarterly ratios have been annualized

	Quarter-Ended					Year-Ended
Non-GAAP Disclosure	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Dec-09
Reported net income	$9,033	$8,416	$8,214	$8,460	$7,447	$31,831
Adjustments:
FDIC special insurance assessment (after-tax)	0	0	0	0	822	822
Subtotal adjustments	0	0	0	0	822	822
Adjusted net income	9,033	8,416	8,214	8,460	8,269	32,653
Weighted average shares outstanding (diluted)	10,876,421	10,776,934	10,752,737	10,763,374	10,763,794	10,759,520
Adjusted diluted earnings per share	$0.83	$0.78	$0.76	$0.79	$0.77	$3.03

	Year-to-date period ended
Non-GAAP Disclosure	Jun-10	Jun-09
Reported net income	$17,449	$15,157
Adjustments:
FDIC special insurance assessment (after-tax)	0	822
Subtotal adjustments	0	822
Adjusted net income	17,449	15,979
Weighted average shares outstanding (diluted)[1]	10,819,898	10,760,371
Adjusted diluted earnings per share	$1.61	$1.48

[1] Weighted average shares and per share data in this press release have been retroactively adjusted to reflect a 10% stock dividend paid on February 15, 2010.